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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

                                  __________
                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                  Paymap Inc.
--------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


          Delaware                                         94-3179980
-------------------------------                  -------------------------------
(State of Incorporation or                       (I.R.S. Employer
Organization)                                    Identification no.)


3 Embarcadero Center, Suite 500
   San Francisco, California                                  94111
-------------------------------                  -------------------------------
(Address of principal executive                  (Zip Code)
offices)


If this Form relates to the                      If this Form relates to the
registration of a class of debt                  registration of a class of debt
securities and is effective upon                 securities and is to become
filing pursuant to General                       effective simultaneously with
Instruction A(c)(1) please check                 the effectiveness of a
the following box. [_]                           concurrent registration
                                                 statement under the Securities
                                                 Act of 1933 pursuant to General
                                                 Instruction A(c)(2) please
                                                 check the following box. [_]

Securities to be registered pursuant to Section 12(b) of the Act:

                                                 Name of Each Exchange on Which Each
  Title of Each Class to be so Registered             Class is to be Registered
  ---------------------------------------             -------------------------
                  None

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $.01
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Item 1.   Description of Registrant's Securities to be Registered
          -------------------------------------------------------

          Incorporated by reference to the section of the preliminary prospectus headed "Description of Capital Stock" contained in the Registrant's Registration Statement on Form S-1 as amended and supplemented from time to time (Registration No. 333-31122) originally filed with the Commission on February 25, 2000 (the "Registration Statement").

Item 2.   Exhibits
          --------

          The following exhibits are filed as a part of this registration statement, each of which is incorporated by reference to the numbered exhibit contained in the Registration Statement.

          3.1 Amended and Restated Certificate of Incorporation, as currently in effect;

          3.2 Amended and Restated Certificate of Incorporation, to be effective upon closing;

          3.3  Bylaws, as currently in effect;

          3.4  Amended and Restated Bylaws, to be effective upon closing;

          4.1  Specimen Common Stock Certificate.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 7, 2000                     Paymap Inc.


                                        By:  /s/ John P. Decker
                                             -----------------------------------
                                             John P. Decker, President and
                                             Chief Executive Officer

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